October _2_, 2024

Lands’ End, Inc.

5 Lands’ End Lane

Dodgeville, WI 53595

Attn: Andrew J. McLean, Chief Executive Officer

Dear Andrew:

I am writing to inform you that I will be retiring from Lands’ End, Inc. effective April 15, 2025. Accordingly, as of such date, I hereby resign from all positions I hold at Lands’ End, Inc. and its subsidiaries.

Sincerely,

/s/ Angela S. Rieger

Angie Rieger